UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2026

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

SPA Amendment

As previously reported in a Current Report on Form 8-K of La Rosa Holdings Corp., a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2025 (the “Prior 8-K”), on November 12, 2025, the Company entered into that Securities Purchase Agreement, as amended, (the “SPA”), with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase, among other things, in multiple closings, a new series of senior secured convertible notes of the Company in an aggregate original principal amount of up to $250,000,000 (the “Notes”), subject to the satisfaction or waiver of certain closing conditions.

On March 24, 2026, the Company and Investors entered into an Amendment to the SPA (the “SPA Amendment”) to amend the SPA and provide that the net proceeds to the Company from any further equity line of credit, equity purchase facility, or at-the-market offering shall be allocated as follows: (i) until such time as the Company has paid to its placement agent and financial advisor (together, the “Advisors”) an aggregate of $751,220.76 in deferred fees (1) 20% to pay any outstanding deferred fees due to the Advisors, (2) 40% to acquire Note Purchased Crypto (as defined in the SPA) as a treasury asset for the Company’s balance sheet, and (3) the remaining 40% for general corporate purposes, working capital, acquisitions and other strategic transactions (including, but not limited to, developing next-generation data center infrastructure for AI computing), and (ii) thereafter (1) 50% of the net proceeds shall be used to acquire Note Purchased Crypto as a treasury asset for the Company’s balance sheet and (2) the remaining 50% of the net proceeds shall be used for general corporate purposes, working capital, acquisitions and other strategic transactions (including, but not limited to, developing next-generation data center infrastructure for AI computing), including payment of an additional $77,000 in deferred fees to the Advisors due and payable not earlier than December 31, 2026.

In addition, the Company agreed to reimburse the Buyers and the Advisors for their costs and expenses, including legal fees, in an aggregate amount of up to $65,000, payable from the net proceeds from the sale of common stock of the Company pursuant to any equity line of credit, equity purchase facility or at-the-market offering.

Except as amended by the SPA Amendment, all other terms of the SPA including the exhibits thereto, remain unchanged and are in full force and effect.

Token Right Amendment

Also as previously reported in the Prior 8-K, on November 12, 2025 the Company issued a Token Right (the “Token Right”) to a certain Investor that entitles it to receive upon exercise and for no further consideration an aggregate number of Right Tokens (as defined therein) equal to the sum of (i) fifty percent (50%) of any and all Tokens (as defined in the Token Right) purchased by the Company using the net proceeds of each closing and (ii) twenty-five percent (25%) of any and all Tokens purchased by the Company using the net proceeds of any Other Financing (as defined therein). On March 24, 2026, the Company and Investors entered into Amendment No. 1 to the Token Right (the “Token Right Amendment”), under which the Investor will be entitled to receive upon an aggregate number of Right Tokens equal to the sum of (i) fifty percent (50%) of any and all Tokens purchased by the Company on and after the Issuance Date using the net proceeds of each closing under the SPA and (ii) fifty six and one quarter percent (56.25%) of any and all Tokens purchased by the Company on and after the Issuance Date using the net proceeds of any Other Financing (as defined in the Token Right).

Except as amended by the Token Right Amendment, all other terms of the Token Right remain unchanged and are in full force and effect.

The preceding descriptions of the SPA Amendment and Token Right Amendment are summaries only and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment, dated March 24, 2026, to the Securities Purchase Agreement, dated November 12 2025.
10.2	Form of Token Right Amendment, dated March 24, 2026, to the Token Right, dated November 12, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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